                                  EXHIBIT 16.1

May 22, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:


We have read the statements made by Airxcel, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 16, 2002. We agree with the statements concerning our Firm in such Form 8-K. However, we have no basis to comment regarding the statements made in the fifth paragraph.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


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